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                                                                     EXHIBIT 3.A


                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          EL PASO ENERGY PARTNERS, L.P.


      The undersigned, desiring to Amended and Restate the Certificate of Limited Partnership of El Paso Energy Partners, L.P., pursuant to the provisions of Sections 17-202 and 17-210 of the Delaware Revised Uniform Limited Partnership Act, as amended ("DRULPA") does hereby certify as follows:

1. The original Certificate of Limited Partnership was filed with the Office of the Secretary of State of Delaware on December 4, 1992 under the name of Leviathan Gas Pipeline Partners, L.P.

2. The Certificate of Limited Partnership was Amended on December 1, 1999, changing the name of the Limited Partnership to El Paso Energy Partners, L.P.

3. The Certificate of Limited Partnership was Amended on January 14, 2002 changing the name of the General Partner and Registered Agent.

4. This Amended and Restated Certificate of Limited Partnership has been adopted and approved by the General Partner in accordance with Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, pursuant to which, this Amended and Restated Certificate of Limited Partnership amends and restates the provisions of the Limited Partnership's Certificate of Limited Partnership.

5. The text of the Certificate of Limited Partnership of the Limited Partnership is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I
                                      NAME

         The name of the Limited Partnership shall be El Paso Energy Partners, L.P. (hereinafter, the "Company")


                                   ARTICLE II
                                      POWER

         The Company shall have all the powers accorded to a limited partnership organized under the DRULPA.
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                                   ARTICLE III
                                     PURPOSE

         The purpose for which the company is organized is to transact any and all lawful business for which a limited partnership may be organized under the DRULPA.


                                   ARTICLE IV
                                 GENERAL PARTNER

         The name and mailing address of each party who is to serve as the general partner is as follows:

                         El Paso Energy Partners Company
                              1001 Louisiana Street
                              Houston, Texas 77002


                                    ARTICLE V
                              PARTNERSHIP AGREEMENT

         The general partner shall adopt the Partnership Agreement (the "Agreement") that shall govern the operations of the Company; provided, however, that the failure to adopt such Agreement prior to the date on which this Certificate of Limited Partnership ("Certificate") is filed with the Secretary of State of the State of Delaware shall not affect the Company's commencement of existence on such date. The Agreement shall provide for all the terms and conditions for the governance of the Company not inconsistent with any rule of law or equity or with this Certificate and may be altered, amended, restated, or repealed by the Company in the manner set forth therein.

                                  ARTICLE VI
                               INDEMNIFICATION

         Subject to such standards and restrictions as are set forth in the Agreement, the Company shall have the power and authority to indemnify and hold harmless any general partner, limited partner, officer, director, or any other person against any and all claims and demands whatsoever to the fullest extent permitted by law.
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                                   ARTICLE VII
                                REGISTERED OFFICE
                              AND REGISTERED AGENT

         The registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent of the Company at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Limited Partnership on this 12th day of February 2002.


                                              EL PASO ENERGY PARTNERS COMPANY


                                              By: /s/ DAVID L. SIDDALL
                                                  ---------------------------
                                                      David L. Siddall
                                                       Vice President